Exhibit 3.2

LIMITED LIABILITY COMPANY AGREEMENT

OF

TR FINANCE LLC

A Delaware Limited Liability Company

THE UNDERSIGNED is executing this Limited Liability Company Agreement (this “Agreement”) for the purpose of forming a limited liability company (the “Company”) pursuant to the provisions of the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq. (the “Delaware Act”), and does hereby certify as follows:

1.  Name; Formation. The name of the Company is TR Finance LLC. The Company shall be formed upon the execution and filing by any of the Directors, by any person designated by the Directors, by any officer of the Company, or by any officer, agent or employee of the registered agent of the Company in the State of Delaware (any such person being hereby authorized to take such action) of a certificate of formation of the Company with the Secretary of State of the State of Delaware setting forth the information required by Section 18-201 of the Delaware Act.

2.  Purpose and Powers. The purpose of the Company is to engage in any activity for which limited liability companies may be organized in the State of Delaware. The Company shall possess and may exercise all of the powers and privileges granted by the Delaware Act or by any other law or by this Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company.

3.  Registered Office. The registered office of the Company in the State of Delaware is located at Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808.

4.  Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware are Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808.

5.  Shareholders. The name and business, mailing or residence address of each holder of Shares (as defined below) of the Company (each a “Shareholder” and collectively the “Shareholders” (if applicable)) are set forth on Exhibit A hereto, as the same may be amended by the Board of Directors (as defined below) from time to time to reflect the addition, substitution or resignation of Shareholders in accordance with the terms of this Agreement. Each Shareholder shall constitute a “member” of the Company as such term is defined in Section 18-101 of the Delaware Act.

6.  Shares. (a) The limited liability company interests of the Shareholders in the Company shall be divided into equal proportional shares (the “Shares”) of a single class of stock. The Company shall be authorized to issue 1,000 Shares of stock, with a par value of US$1.00 per Share, which Shares shall be fully paid and non-assessable and shall be evidenced by one or more certificates in the form of Exhibit B hereto (a “Certificate”). Each Certificate shall be executed by the President or any Vice President and the Secretary or any Assistant Secretary (or other persons designated by the Board of Directors). A Shareholder shall be entitled to any and all benefits applicable to Shareholders in this Agreement and shall be obligated to comply with the terms and provisions of this Agreement. Each Share of stock shall confer an equal right in the Company to the holder and shall entitle the holder to one vote on all matters submitted to a vote of the Shareholders. Any Person (as defined in the Delaware Act) who accepts Shares of stock issued by the Company shall be deemed to have assented to each and every term of this Agreement whether or not such Shareholder shall be a signatory hereto. There shall be no interest or right in the Company except as evidenced by Shares of stock. The aggregate capital contributions made by the Shareholders to the Company in respect of the Shares held by them, less any capital that has been returned to such Shareholders, as reflected in the books and records of the Company, shall constitute the aggregate ordinary Share capital of the Company.

(b) (i) The Company shall keep or cause to be kept a register in which, subject to such regulations as the Board of Directors may adopt, the Company will provide for the registration of Shares and the registration of transfers of Shares. The Board of Directors shall maintain such register and provide for such registration. Upon surrender for registration of transfer of any Certificate, and subject to the further provisions of this Section 6(b) and the limitations on Transfer (as defined below) contained elsewhere in this Agreement, the Company will cause the execution, in the name of the registered holder or the designated transferee, of one or more new Certificates, evidencing the same aggregate number of Shares as did the Certificate surrendered. Every Certificate surrendered for registration of transfer shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Board of Directors duly executed, by the registered holder thereof or such holder’s authorized attorney.

(ii) The Company shall issue a new Certificate in place of any Certificate previously issued if the record holder of the Certificate (A) makes proof by affidavit, in form and substance satisfactory to the Board of Directors, that a previously issued Certificate has been lost, destroyed or stolen, (B) requests the issuance of a new Certificate before the Company has received notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim, (C) if requested by the Board of Directors, delivers to the Company a bond, in form and substance satisfactory to the Board of Directors, with such surety or sureties and with fixed or open liability as the Board of Directors may direct, to indemnify the Company, as registrar, against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate, and (D) satisfies any other reasonable requirements imposed by the Board of Directors.

(iii) A Share in the Company evidenced by a Certificate shall constitute a security for all purposes of Article 8 of the Uniform Commercial Code promulgated by the National Conference of Commissioners on Uniform State Laws, as in effect in Delaware or any other applicable jurisdiction. Delaware law shall constitute the local law of the Company’s jurisdiction in its capacity as the issuer of Shares.

7.  Capital Subscriptions.

(a) The contribution to the capital of the Company made by the initial Shareholder (as identified on the signature page hereof) is set forth in the books and records of the Company. The initial Shareholder may, but shall have no obligation to, contribute additional cash or other property to the Company from time to time. Any other Persons hereafter admitted as Shareholders of the Company shall make such contributions of cash (or promissory obligations), property or services to the Company as shall be determined by the Shareholders, acting unanimously, at the time of each such admission.

(b) Unless otherwise determined by the Board, (i) the fiscal year of the Company shall end on November 30 and (ii) the books and records of the Company shall be maintained in accordance with generally accepted accounting principles.

8.  Term. The term of the Company shall be perpetual unless the Company is dissolved and terminated in accordance with Sections 14 and 15 of this Agreement.

9.  Management.

(a) Board of Directors. The management of the Company shall be vested in a Board of Directors (the “Board of Directors” or the “Board”) elected by the Shareholders. The total number of members on the Board of Directors (the “Directors” or each, a “Director”) shall be three (3) unless otherwise fixed at a different number by an amendment hereto or by unanimous consent of the Shareholders. The Shareholders hereby elect as the initial Directors of the Company the Persons identified on Exhibit C hereto, each to serve until his, her or its successor is elected and qualified. A Director shall remain in office until removed, with or without cause, by vote of the Shareholders or until such Director resigns in a written instrument delivered to the Shareholders or such Director dies or is unable to serve. In the event of any such vacancy, the Shareholders may fill the vacancy. Each Director shall have one (1) vote. Except as otherwise provided in this Agreement, the Board of Directors shall act by the affirmative vote of a majority of the total number of Directors. A Director shall not be liable under a judgment, decree or order of court, or in any other manner, for a debt, obligation or liability of the Company. Each Director shall constitute a “manager” of the Company, as such term is defined in Section 18-101 of the Delaware Act.

(b) Meetings of Board of Directors. The Board of Directors shall establish meeting times, dates and places and requisite notice requirements and adopt rules or procedures consistent with the terms of this Agreement. Any action required to be taken at a meeting of the Board of Directors or any action that may be taken at a meeting of the Board of Directors, may be taken at a meeting held by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at such meeting. Notwithstanding anything to the contrary in this Section 9, the Board of Directors may take without a meeting any action that may be taken by the Board of Directors under this Agreement if such action is approved by the written consent of a majority of the total number of the Directors.

(c) Powers of Board of Directors. Except as otherwise provided in this Agreement, all powers to control and manage the business and affairs of the Company shall be exclusively vested in the Board of Directors and the Board of Directors may exercise all powers of the Company and do all such lawful acts as are not by statute, the Certificate of Formation or this Agreement directed or required to be exercised or done by the Shareholders and in so doing shall have the right and authority to take all actions which the Board of Directors deems necessary, useful or appropriate for the management and conduct of the business of the Company; provided, however, that the Shareholders may amend this Agreement at any time and thereby broaden or limit the Board of Director’s power and authority.

(d) Officers. The Company shall have officers who are appointed by the Board of Directors. The officers of the Company shall consist of a President and a Secretary and may include one or more Vice Presidents, a Treasurer and such other officers, having such powers, as the Board may determine. The same Person may serve in more than one capacity. The Board of Directors may remove any officer at any time, with or without cause. The names and titles of the officers of the Company shall be set forth on Exhibit D hereto (and the Board of Directors shall update Exhibit D hereto from time to time to reflect changes in the persons who are appointed as officers as herein provided). The powers and duties of the following officers shall be as set forth below (or as otherwise determined by the Board of Directors):

The President. The President shall have, subject to the supervision, direction and control of the Board of Directors, the general powers and duties of supervision, direction and management of the affairs and business of the Company usually vested in the president of a Delaware corporation, including, without limitation, all powers necessary to direct and control the organizational and reporting relationships within the Company.

The Vice Presidents. Each Vice President shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors or the President.

The Secretary. The Secretary shall attend meetings of the Board of Directors and meetings of the Shareholders and record all votes and minutes of all such proceedings in a book kept for such purpose. He or she shall have all such further powers and duties as generally are incident to the position of a secretary of a Delaware corporation or as may from time to time be assigned to him or her by the Board of Directors or the President.

The Treasurer. The Treasurer shall have custody of the Company’s funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit or cause to be deposited moneys or other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors. The Treasurer shall also maintain adequate records of all assets, liabilities, and transactions of the Company and shall see that adequate audits thereof are currently and regularly made. The Treasurer shall have such other powers and perform such other duties that generally are incident to the position of a treasurer of a Delaware corporation or as may from time to time be assigned to him or her by the Board of Directors or the President.

(e) Liability of Directors. A Director shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any of its other Directors or its officers, employees or committees, or by any other person as to matters the Director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company (including, without limitation, information, opinions, reports or statements as to the value and the amount of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to Shareholders might properly be paid). In addition, the Directors may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors selected by them, and any opinion of any such person as to matters which the Directors reasonably believe to be within such person’s professional or expert competence shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by the Directors hereunder in good faith and in accordance with such opinion

(f) Standard of Care; Indemnification of Directors, Officers, Employees and Agents.

(i) No Director or officer shall have any personal liability whatsoever to the Company, any Shareholder or any other Director or officer on account of such Director’s or officer’s status as a Director or officer or by reason of such Director’s or officer’s acts or omissions in connection with the conduct of the business of the Company; provided, however, that nothing contained herein shall protect any Director or officer against any liability to the Company, the Shareholders or the other Directors or officers to which such Director or officer would otherwise be subject by reason of (A) any act or omission of such Director or officer that involves actual fraud or willful misconduct or (B) any transaction from which such Director or officer derived improper personal benefit.

(ii) The Company shall indemnify and hold harmless each Director and officer, and the affiliates of any Director or officer (each an “Indemnified Person”) against any and all losses, claims, damages, expenses and liabilities (including, but not limited to, any investigation, legal and other reasonable expenses incurred in connection with, and any amounts paid in settlement of, any action, suit, proceeding or claim) of any kind or nature whatsoever that such Indemnified Person may at any time become subject to or liable for by reason of the formation, operation or termination of the Company, or the Indemnified Person’s acting as a Director or officer under this Agreement, or the authorized actions of such Indemnified Person in connection with the conduct of the affairs of the Company (including, without limitation, indemnification against negligence, gross negligence or breach of duty); provided, however, that no Indemnified Person shall be entitled to indemnification if and to the extent that the liability otherwise to be indemnified for results from (A) any act or omission of such Indemnified Person that involves actual fraud or willful misconduct or (B) any transaction from which such Indemnified Person derived improper personal benefit. The indemnities provided hereunder shall survive termination of the Company and this Agreement. Each

Indemnified Person shall have a claim against the property and assets of the Company for payment of any indemnity amounts from time to time due hereunder, which amounts shall be paid or properly reserved for prior to the making of distributions by the Company to the Shareholders. Costs and expenses that are subject to indemnification hereunder shall, at the request of any Indemnified Person, be advanced by the Company to or on behalf of such Indemnified Person prior to final resolution of a matter, so long as such Indemnified Person shall have provided the Company with a written undertaking to reimburse the Company for all amounts so advanced if it is ultimately determined that the Indemnified Person is not entitled to indemnification hereunder.

(iii) The contract rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, agreement, vote of the Directors or otherwise.

(iv) The Company may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Company or another limited liability company, corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware Act.

(v) The Company may, to the extent authorized from time to time by the Directors, grant rights to indemnification and to advancement of expenses to any employee or agent of the Company to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of Directors and officers of the Company.

(vi) Notwithstanding the foregoing provisions of this Section, the Company shall indemnify an Indemnified Person in connection with a proceeding (or part thereof) initiated by such Indemnified Person only if such proceeding (or part thereof) was authorized by the Directors; provided, however, that an Indemnified Person shall be entitled to reimbursement of his or her reasonable counsel fees with respect to a proceeding (or part thereof) initiated by such Indemnified Person to enforce his or her right to indemnity or advancement of expenses under the provisions of this Section to the extent the Indemnified Person is successful on the merits in such proceeding (or part thereof).

(g) Rights and Powers of the Shareholders. The Shareholders (in such capacity) shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way. Notwithstanding the foregoing, the Shareholders shall have all the rights and powers specifically set forth in this Agreement and, to the extent not inconsistent with this Agreement, in the Delaware Act. Notwithstanding any other provision of this Agreement, no action may be taken by the Company (whether by the Board of Directors or otherwise) in connection with any of the following matters unless the Shareholders approve such action either by affirmative vote at a Shareholders meeting (as described in Section 9(h)) or by written consent of the Shareholders:

(i) the dissolution or liquidation, in whole or in part, of the Company;

(ii) the filing of a petition seeking or consenting to reorganization or relief under any applicable federal or state bankruptcy law;

(iii) consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property;

(iv) the merger of the Company with any other entity or any conversion or other reorganization of the Company;

(v) the sale of all or substantially all of the Company’s assets in one transaction or a series of related transactions; or

(vi) the amendment of this Agreement.

(h) Meetings of Shareholders.

(i) Meetings of Shareholders for any purpose or purposes may be called by the Board or by the holders of at least a majority of the Shares issued and outstanding and entitled to vote, to be held at such place, date and time as shall be designated in the notice or waiver of notice thereof.

(ii) Written notice of each meeting of Shareholders stating the place, date and time of such meeting and the purpose or purposes for which such meeting is to be held, shall be given personally or by first-class mail (airmail in the case of international communications) to each holder of Shares entitled to vote, not less than ten nor more than sixty days before the date of such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Shareholder at such Shareholder’s address as it appears on the records of the Company. If, prior to the time of mailing, the Secretary shall have received from any Shareholder a written request that notices intended for such Shareholder are to be mailed to some address other than the address that appears on the records of the Company, notices intended for such Shareholder shall be mailed to the address designated in such request. Notice of a meeting of Shareholders may be given by the person or persons calling the meeting, or, upon the written request of such person or persons, such notice shall be given by the Secretary on behalf of such person or persons. If the person or persons calling a meeting of Shareholders give notice thereof, such person or persons shall deliver a copy of such notice to the Secretary. Each request to the Secretary for the giving of notice of a meeting of Shareholders shall state the purpose or purposes of such meeting.

(iii) Notice of any meeting of Shareholders need not be given to any Shareholder who files a written waiver of notice with the Secretary, signed by the person entitled to notice, whether before or after such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of Shareholders need be specified in any written waiver of notice thereof. Attendance of a Shareholder at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when such Shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the notice of such meeting was inadequate or improperly given.

(iv) Whenever a meeting of Shareholders is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder entitled to vote. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

(v) The holders of a majority of the Shares entitled to vote, present in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of Shareholders. If, however, such quorum shall not be present in person or by proxy at any meeting of Shareholders, the Shareholders entitled to vote may adjourn the meeting from time to time in accordance with Section 9(h)(iv) until a quorum shall be present in person or by proxy.

(vi) When a quorum is present at any meeting of Shareholders, the vote of the holders of a majority of the Shares constituting such quorum shall decide any question brought before such meeting, except to the extent a higher vote is required by the terms of this Agreement.

(vii) Each Shareholder entitled to vote at a meeting of Shareholders or to express, in writing, consent to or dissent from any action of Shareholders without a meeting may authorize another person or persons to act for such Shareholder by proxy. Such proxy shall be filed with the Secretary before such meeting of Shareholders or such action of Shareholders without a meeting, at such time as the Board may require. No proxy shall be voted or acted upon more than three years from its date, unless the proxy provides for a longer period.

(viii) Any action which may be taken at any meeting of Shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of Shares having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which the holders of all Shares entitled to vote thereon were present and voted.

10.  Distributions. Distributions shall be made to the Shareholders at the times and in the aggregate amounts determined by the Board of Directors, which shall at the time of such distribution determine, whether the distribution of any cash or other property held by the Company is by way of dividend or return of capital. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to any Shareholder on its shares of the Company if such distribution would violate Section 18-607 or Section 18-804 of the Delaware Act or any other applicable law.

11.  Assignments. No Shareholder may sell, assign, pledge or otherwise transfer or encumber (collectively, a “Transfer”) all or any part of its Shares of stock in the

Company, and no transferee of all or any part of the Shares of a Shareholder shall be admitted as a substituted Shareholder, without, in either event, having obtained the prior written consent of the Board of Directors and all Shareholders (other than the transferring Shareholder). As a condition to becoming a substituted Shareholder, the transferee shall execute a counterpart of this Agreement, agreeing thereby to be bound by all of the provisions of this Agreement. The Board shall amend Exhibit A hereto from time to time to reflect Transfers made in accordance with, and as permitted under, this Section 11. Any purported Transfer in violation of this Section 11 shall be null and void and shall not be recognized by the Company.

12.  Resignation. No Shareholder shall have the right to resign from the Company except with the consent of the Board of Directors and all other Shareholders (exclusive of the resigning Shareholder) and upon such terms and conditions as may be specifically agreed upon between such other Shareholders and the resigning Shareholder. The provisions hereof with respect to distributions upon resignation are exclusive and no Shareholder shall be entitled to claim any further or different distribution upon resignation under Section 18-604 of the Delaware Act or otherwise. A Director may resign at any time upon giving the Company not less than ten (10) days prior notice of the effective date of resignation.

13.  Additional Shareholders. The Board of Directors shall have the right to admit additional Shareholders, and to issue Shares of stock to such additional Shareholders (or to issue additional Shares to existing Shareholders), upon such terms and conditions, at such time or times and for such capital contributions as shall be determined by the Board of Directors and approved by unanimous consent of the Shareholders. In connection with any such admission, the Board of Directors shall amend Exhibit A hereto to reflect the name and address of the additional Shareholder. The capital contribution of, and the number of Shares issued to, an additional Shareholder shall be set forth in the books and records of the Company.

14.  Dissolution. The Company shall be dissolved and its affairs wound up and terminated upon the first to occur of the following:

(a) The determination of all of the Shareholders to dissolve the Company; or

(b) The occurrence of any event causing a dissolution of the Company under Section 18-801 of the Delaware Act, unless the Company is continued as permitted under the Delaware Act.

(c) Notwithstanding the provisions of paragraph (b) of this Section 14, the occurrence of an event that causes the termination of the continued membership of the last remaining Shareholder of the Company shall not cause a dissolution of the Company, and the personal representative (as defined in Section 18-801 of the Delaware Act) of the last remaining Shareholder shall be admitted as a substituted Shareholder, effective as of the occurrence of the event that terminated the continued membership of the last remaining Shareholder, and shall continue the business of the Company (and the personal representative shall be obligated to agree in writing to its admission and to continue the Company). The bankruptcy of a Shareholder, or the occurrence of any of the other events referenced in Section 18-304 of the Delaware Act with respect to a Shareholder, shall not cause the Shareholder to cease to be a member of the Company and shall not cause a dissolution of the Company.

15.  Winding Up of the Company. If the Company is dissolved pursuant to Section 14 hereof, the Directors, or if there is no remaining Director, such person as is designated by the Shareholders (the remaining Directors or such person being herein referred to as the “Liquidator”), shall proceed to wind up the business and affairs of the Company in accordance with the requirements of the Delaware Act. A reasonable amount of time shall be allowed for the period of winding up in light of prevailing market conditions and so as to avoid undue loss in connection with any sale of Company assets. This Agreement shall remain in full force and effect and continue to govern the rights and obligations of the Shareholders and Directors and the conduct of the Company during the period of winding up the Company’s affairs. The Liquidator, if other than a Director, shall have and may exercise, without further authorization or consent of Shareholders, all of the powers conferred upon the Directors under the terms of this Agreement to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Company. The Liquidator shall liquidate the assets of the Company, and apply and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

(a) to creditors, including Shareholders who are creditors, to the extent otherwise permitted by law, in satisfaction of the liabilities of the Company (whether by payment, by the establishment of reserves of cash or other assets of the Company for contingent liabilities in amounts, if any, determined by the Liquidator to be appropriate for such purposes or by otherwise making reasonable provision for the payment of such liabilities), other than liabilities for distributions to Shareholders and former Shareholders under Sections 18-601 or 18-604 of the Delaware Act;

(b) to Shareholders and former Shareholders in satisfaction of liabilities for distributions under Sections 18-601 or 18-604 of the Delaware Act; and

(c) thereafter to the Shareholder or, if the Company has more than one Shareholder, to Shareholders in proportion to the number of Shares of stock held by each.

16.  Limited Liability. No Shareholder or Director shall have any liability for the obligations of the Company except to the extent required by the Delaware Act; provided, nevertheless, that the capital contributions made by the Shareholders to the Company shall be at the risk of the business and such funds shall be available for the payment of obligations of the Company. No Director or Shareholder shall have any liability for the return of any Shareholder’s capital contribution which capital contribution shall be payable solely from the assets of the Company.

17.  Amendment. This Agreement may be amended only in a writing signed by all of the Shareholders; provided, however, that the Board of Directors shall have the right to amend Exhibit A, Exhibit C and Exhibit D hereto from time to time to reflect changes in the content thereof made in accordance with the terms of this Agreement.

18.  Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICTS OF LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.

19.  Severability. Except as otherwise provided in the succeeding sentence, every term and provision of this Agreement is intended to be severable, and if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the legality or validity of the remainder of this Agreement. The preceding sentence shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any party to lose the benefit of its economic bargain.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Limited Liability Company Agreement to be executed on November 25, 2019, with effect as of November 15, 2019.

SHAREHOLDER

THOMSON REUTERS NO. 4 INC.

By:	/s/ Helen V. Stamatiadis
Name:	Helen V. Stamatiadis
Title:	Assistant Secretary

EXHIBIT A

Shareholder Names and Addresses

Thomson Reuters No. 4 Inc.	One Station Place
Stamford, CT 06902

EXHIBIT B

CERTIFICATE FOR SHARES OF

TR FINANCE LLC

A Delaware Limited Liability Company

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE (THE “STATE ACTS”) OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, BY ANY STATE SECURITIES COMMISSION OR BY ANY OTHER REGULATORY AUTHORITY OF ANY OTHER JURISDICTION. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

NEITHER THE SHARES NOR ANY PART THEREOF MAY BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OR FOR WHICH SUCH REGISTRATION IS OTHERWISE NOT REQUIRED AND (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER ANY APPLICABLE STATE ACTS OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER SUCH STATE ACTS OR FOR WHICH SUCH REGISTRATION OTHERWISE IS NOT REQUIRED.

THE SHARES REPRESENTED BY THIS CERTIFICATE EVIDENCE THE PROPORTIONATE PORTION OF SUCH HOLDER’S LIMITED LIABILITY COMPANY INTEREST IN THE COMPANY. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TRANSFER RESTRICTIONS CONTAINED IN SECTION 11 OF THE LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY. A STATEMENT OF THE RELATIVE RIGHTS AND PREFERENCES OF THE COMPANY’S LIMITED LIABILITY COMPANY INTERESTS WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON REQUEST WITHOUT CHARGE.

THERE IS NO PUBLIC MARKET FOR THE SHARES AND NONE IS EXPECTED TO DEVELOP. THEREFORE, RECIPIENTS OF SHARES WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

Certificate No.

No. of Shares

TR Finance LLC, a Delaware limited liability company (the “Company”), hereby certifies that                (the “Holder”) is the registered owner of      shares of limited liability company interest in the Company (“Shares”). The rights, powers and privileges associated with such Shares are set forth in the Limited Liability Company Agreement of the Company with effect as of November 15, 2019 (the “Company Agreement”), as the same may, from time to time, be amended or amended and restated, under which the Company was formed and is existing, copies of which are on file at the principal office of the Company. The terms of the Company Agreement are incorporated herein by reference.

The Holder, by accepting this Certificate, is deemed to have agreed to become a Shareholder of the Company, if admitted as such in accordance with the terms of the Company Agreement, and to comply with and be bound by, and to have executed, the Company Agreement.

This Certificate and the Shares evidenced hereby are transferable in accordance with the terms of the Company Agreement (subject to the limitations on transfer therein contained). No Shares may be transferred unless and until this Certificate, or a written instrument of transfer satisfactory to the Company, is duly endorsed or executed for transfer by the Holder or the Holder’s duly authorized attorney, and this Certificate (together with any separate written instrument of transfer) is delivered to the Company for registration of transfer.

TR FINANCE LLC

ATTEST:

By:
Secretary or Assistant Secretary		President or Vice President

Dated:

[FORM OF REVERSE SIDE OF CERTIFICATE]

ASSIGNMENT OF SHARES

FOR VALUE RECEIVED, the undersigned (the “Assignor”), hereby assigns, conveys, sells and transfers unto:

Please print or typewrite Name and Address of Assignee

                     Please insert Social Security or other Taxpayer Identification Number of Assignee           of the Shares evidenced by this Certificate. Assignor irrevocably constitutes and appoints the Company as its attorney-in-fact with full power of substitution to transfer the above-referenced number of Shares on the books of the Company.

Date:
Signature

EXHIBIT C

Identification of Directors

Sean Cannizzaro

Marc E. Gold

Linda J. Walker

EXHIBIT D

Identification of Officers

Name	Title
Brown, Erin	President
Walker, Linda J.	Chief Financial Officer
Gold, Marc E.	Senior Vice President & Secretary
Desrosiers, Marc	Senior Vice President, Tax
Cannizzaro, Sean	Vice President & Assistant Secretary
Neto, Elsa P.	Vice President & Assistant Secretary
Scarfone, Joseph	Vice President & Assistant Secretary
Hirsh, Karen	Vice President & Assistant Secretary
Kapustynski, Joseph	Assistant Secretary
McNeill, Eileen	Assistant Secretary
Stamatiadis, Helen	Assistant Secretary

AMENDMENT NO. 1

TO THE

LIMITED LIABILITY COMPANY AGREEMENT

OF

TR FINANCE LLC

AMENDMENT NO. 1 TO THE LIMITED LIABILITY COMPANY AGREEMENT OF TR FINANCE LLC (the “Company”) by the sole shareholder or member, Thomson Reuters No. 4 Inc., (herein called the “Shareholder”, which term shall include any person hereafter admitted as a shareholder or member of the Company and shall exclude any person who ceases to be a shareholder or member).

WHEREAS, the Shareholder deems it in the best interest of the Company to amend the Limited Liability Agreement executed on November 25, 2019, with effect as of November 15, 2019 (the “Agreement”), to change the fiscal year end of the Company to a calendar year, with effect as of December 31, 2019 (the “Effective Date”); and

NOW, THEREFORE, the Shareholder hereby agrees as follows:

Section 1. Definitions: Interpretation. Each term used herein has the meaning set forth in the Agreement unless otherwise defined herein. References to “hereof,” “hereunder,” “this Agreement” and all similar references contained in the Agreement shall, during the effectiveness of this Amendment No. 1, refer to the Agreement as amended hereby. Except as expressly set forth herein, this Amendment No. 1 shall not amend or waive any provision of the Agreement, and all such provisions are hereby ratified and confirmed in all respects.

Section 2. Amendment No. 1 of the Agreement. The following Paragraph 7. (b) of the Agreement is hereby amended to read in its entirety as follows, as of the Effective Date:

7. (b) Unless otherwise determined by the Board, (i) the fiscal year of the Company shall end on December 31 and (ii) the books and records of the Company shall be maintained in accordance with generally accepted accounting principles.

Section 3. Effectiveness. This Amendment No. 1 to the Agreement shall be effective as of the Effective Date.

Section 4. Governing Law. THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

IN WITNESS WHEREOF, the Shareholder hereto has caused this Agreement No. 1 to be executed as of this 28th day of May 2021.

SHAREHOLDER

THOMSON REUTERS NO. 4 INC.

By:	/s/ Helen V. Stamatiadis
Name:	Helen V. Stamatiadis
Title:	Assistant Secretary